UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2024

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2125 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 269-5952

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

ITEM 8.01.	OTHER EVENTS.

As previously discussed in the final prospectus for the initial public offering of LuxUrban Hotels Inc. (the “Company”), and in subsequent filings made under the Securities Exchange Act of 1934, as amended, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, prior to the Company’s focus on leasing entire hotel properties and renting the rooms therein to vacation and business travelers, the Company also engaged in the leasing of multi-family dwellings and renting apartments therein to travelers and others on a short-stay basis. As noted in prior filings, numerous municipalities, including the City of New York, have adopted laws and regulations limiting or prohibiting this latter business activity in prescribed residential areas. The adoption of these laws and regulations, together with the numerous favorable hotel lease acquisition opportunities the Company identified as a result of difficulties within the hotel industry resulting from the COVID-19 pandemic, served as the impetus for the shift in the Company’s focus to hotel properties. While the Company’s principal business and operations have not involved residential dwellings since the end of 2022, the Company did conduct short-stay rental operations in residential areas during the period prior to this business shift. As noted in the relevant filings with the Supreme Court of the State of New York, the Company voluntarily initiated contact with the City of New York regarding such operations and voluntarily came forward to resolve any liability arising under applicable laws and regulations. Indeed, the voluntary initiation by the Company of such resolution activity was an integral part of its shift away from residential properties to hotel properties with the objective of ensuring the shift was without trailing liabilities, and as part of this initiative, the Company reserved against projected liabilities in its financial statements.

On March 4, 2024, the City of New York filed a Voluntary Stipulation of Settlement (the “Settlement”) entered into by the City of New York and the Company in an action captioned The City Of New York v. Corphousing Group, Inc. f/k/a Corphousing LLC, and SoBeNY Partners, Inc. f/k/a SoBeNY Partners LLC (the “Action”). Under the terms of the Settlement, the Company is enjoined from future marketing, advertising or making available any rental properties for stay periods of 30 days or more in any properties that are subject to the short-stay prohibitions under applicable laws and regulations. The Settlement covers activity that ended in March 2022, and the Company has no intention in engaging in such business activity again. The Company agreed to an aggregate fine of $1,200,000 which shall be paid through an initial payment of $225,000 and six additional semi-annual payments of $162,500 through November 2026. These payments are less than the amounts reserved on the Company’s financial statements.

The Settlement shall become effective on the date (the “Effective Date”) that it is “so ordered” by the Supreme Court of the State of New York. The Settlement contains a release and waiver from the City of New York in favor of the Company, parents, subsidiaries, other affiliates, and all of their officers, directors, agents, employees, insurers and assigns with respect to any and all matters addressed in the Settlement that occurred or may have accrued up to the Effective Date (upon payment in full of the settlement amount).

The Stipulation of Settlement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Other information contained in or accessible through the Company’s website does not constitute part of, and is not incorporated into, this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
99.1	Stipulation of Settlement, dated March 4, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Shanoop Kothari
		Name:	Shanoop Kothari
		Title:	Co-Chief Executive Officer and Acting Chief Financial Officer

2